Exhibit 99.1

BioSpecifics Technologies Corp. Announces Auxilium XIAFLEX® Update

- Following FDA Meeting Auxilium Reaffirms Plan to Begin Phase III Pivotal Trials in Peyronie’s Disease by End of 2010 -

LYNBROOK, NY – July 12, 2010 - BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products, today announced that its strategic partner Auxilium Pharmaceuticals, Inc. has provided an update on XIAFLEX, its injectable collagenase product currently marketed in the U.S. for the treatment of Dupuytren’s contracture.

Auxilium announced that XIAFLEX sales to physicians were $2.0 million for the second quarter of 2010. Auxilium also updated the following leading indicators which it tracks in connection with the XIAFLEX launch. As of June 30, 2010:

--	1,629 physicians and 1,122 sites have completed the training and enrollment process, compared to 1,421 and 962, respectively, at the end of May.

--	A total of 1,458 insurance verification requests and 543 referrals to specialty pharmacies have been received by the Auxilium call center, up from 886 and 336, respectively, at the end of May.

--	The number of cumulative, unique sites ordering XIAFLEX for the first time is 241 compared to 138 sites at the end of May.

--	Auxilium believes that approximately 90% of insured lives in the U.S. have access to XIAFLEX.

In addition, Auxilium announced that it held its end of phase II meeting with the U.S. Food and Drug Administration in late June 2010 regarding development of XIAFLEX for the treatment of Peyronie's disease and that, as a result, Auxilium is reaffirming its plan to initiate phase III pivotal trials by the end of 2010.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for eleven clinical indications, three of which include: Dupuytren's contracture, Peyronie's disease, and frozen shoulder (adhesive capsulitis). Its strategic partner Auxilium has announced the approval of XIAFLEX by the FDA in the U.S. for the treatment of Dupuytren's contracture. Pfizer, Inc. is responsible for marketing XIAFLEX in Europe. More information about BioSpecifics may be found on its website at www.biospecifics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding BioSpecifics’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, its expected revenue growth, and any other statements containing the words "believes," "expects," "anticipates," "plans," "estimates" and similar expressions, are forward-looking statements. There are a number of important factors that could cause its actual results to differ materially from those indicated by such forward-looking statements, including the statements made by BioSpecifics and by its partner Auxilium regarding progress toward achievement of Auxilium’s objectives for the U.S. launch of XIAFLEX for Dupuytren’s contracture in 2010, the percentage of insured lives in the U.S. with access to XIAFLEX; the effect of the identified leading indicators on the success of the XIAFLEX launch and future net revenues; the timing of initiation of Phase III trials for XIAFLEX for the treatment of Peyronie’s disease, which will determine the amount of milestone, royalty and sublicense income payments BioSpecifics may receive; and other risk factors identified in the Company's Form 10-K for the year ended December 31, 2009 filed with the SEC. There may be additional risks that BioSpecifics does not currently know or that BioSpecifics currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect; therefore, any such factors or forward-looking statements should not be relied upon. BioSpecifics disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com